
<ARTICLE> 5
<LEGEND>
Registrant is a limited partnership which invests in real estate, and real estate joint ventures. In accordance with industry practice, its balance sheet is unclassified. For full information, refer to the accompanying unaudited financial statements.
</LEGEND>

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          OCT-31-1999
<PERIOD-END>                               JAN-31-1999
<CASH>                                         861,612
<SECURITIES>                                         0
<RECEIVABLES>                                   40,848
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                               7,725,584<F1>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                   7,578,809<F2>
<TOTAL-LIABILITY-AND-EQUITY>                 7,725,584<F3>
<SALES>                                              0
<TOTAL-REVENUES>                               246,509<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                               155,173
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                                 91,336
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                             91,336
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                    91,336
<EPS-PRIMARY>                                      .89<F5>
<EPS-DILUTED>                                        0

<F1>In addition to cash and receivable, total assets include net investments in real estate of $6,790,604 and net deferred leasing commissions of $32,520.
<F2>Represents partners' capital.
<F3>Liabilities include accounts payable and other liabilties of $146,775.
<F5>Represents net income per Unit of limited partnership interest.
<F4>Total revenues include rent of $232,388 and interest and other revenue of
$14,121.

